FORBEARANCE AGREEMENT

This Forbearance Agreement (this “Agreement”), dated as of February 7, 2013 (the “Agreement Date”), is entered into by and among Transgenomic, Inc., a Delaware corporation (“Borrower”), and Dogwood Pharmaceuticals, Inc. (a wholly owned subsidiary of Forest Laboratories, Inc. (“Forest”) as successor-in-interest to PGxHealth, LLC (“PGX”), (the “Lender”).

Recitals

Whereas, On December 29, 2010, Borrower acquired from PGX and its affiliate Clinical Data, Inc. (“Clinical Data”) certain assets used in connection with Clinical Data’s and PGX’s biomarker business (the “Assets”);

Whereas, in partial consideration for the Assets, Borrower issued to PGX a three-year senior secured promissory note in the aggregate principal amount of $8,639,650 (the “Note”), which Note accrues interest at the rate of 10% per year, with the aggregate principal amount payable in equal quarterly installments commencing on June 29, 2012 and continuing thereafter until December 29, 2013;

Whereas, an aggregate of $1,388,092.50, comprised of $1,234,235.71 in principal and $153,856.78 in interest, is due and payable under the Note by December 31, 2012 (the “Amount Owed”);

Whereas, in connection with the issuance of the Note, Borrower and PGX entered into that certain Security Agreement, dated as of December 29, 2010 (the “Security Agreement”);

Whereas, failure to pay the Amount Owed by December 31, 2012 would constitute an “Event of Default” under each of the Note and the Security Agreement (collectively, the “Existing Events of Default”);

Whereas, Forest acquired Clinical Data on April 13, 2011, and, as a result of such acquisition and related restructuring, the Lender became the successor in interest to PGX with respect to the Note and the Security Agreement;

Whereas, Borrower is unable to pay the Amount Owed by December 31, 2012 and has requested that the Lender forbear from exercising certain of the Lender’s rights and remedies as a result of the Existing Events of Default; and

Whereas, the Lender is willing to agree to this forbearance on the terms and conditions specified herein.

Agreement

Now, Therefore, in consideration of the foregoing, and the respective agreements, warranties and covenants contained herein, the parties hereto agree, covenant and warrant as follows:

Definitions

“Collateral” shall have the meaning thereof set forth in the Security Agreement.

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“Event of Default” shall mean an “Event of Default,” as defined in either of the Note or the Security Agreement.

“Forbearance” shall mean the agreement of the Lender to forbear from exercising its rights and remedies under the Loan Documents or applicable law in respect of the Existing Events of Default, including but not limited to its rights and remedies with respect to the Collateral or against Borrower or in respect of the acceleration of Borrower’s payment obligations in respect of the Secured Obligations, during the Forbearance Period, in all cases subject to the terms, conditions, amendments and modifications set forth in this Agreement.

“Forbearance Maturity Date” shall mean March 31, 2013.

“Forbearance Period” shall mean the period commencing on the Effective Date and ending on the Forbearance Termination Date.

“Forbearance Termination Date” shall mean the earliest of: (i) the Forbearance Maturity Date; (ii) the occurrence or existence of any Event of Default under any of the Loan Documents other than the Existing Events of Default, and (iii) the occurrence or existence of a breach by Borrower or default of any condition, covenant, term, or provision of this Agreement.

“Loan Documents” shall mean, collectively and each individually, the Note, the Security Agreement and this Agreement, and any and all agreements and documents in connection therewith, each and all as amended, modified, supplemented, extended, renewed, restated or replaced from time to time.

“Secured Obligations” shall have the meaning thereof set forth in the Security Agreement.

Acknowledgments

Acknowledgment of Obligations. Borrower hereby acknowledges, confirms and agrees that all Secured Obligations are owing by Borrower, without offset, defense or counterclaim of any kind, nature or description whatsoever. Borrower hereby acknowledges, confirms and agrees that the Obligations are the aggregate amount of $6,631,734.48 as of the Agreement Date. Subject to the Forbearance provided in Section 3.1 of this Agreement, Borrower hereby acknowledges and agrees that the Lender has the right to declare the Secured Obligations immediately due and payable under the terms of the Loan Documents.

Acknowledgment of Loan Documents. Borrower hereby acknowledges, confirms and agrees that: (a) each of the Loan Documents has been duly executed and delivered to the Lender by Borrower, and each is in full force and effect as of the Agreement Date, (b) the agreements and obligations of Borrower contained in the Loan Documents, including this Agreement, constitute the legal, valid and binding obligations of Borrower, enforceable against it in accordance with their respective terms, and that Borrower does not have a valid defense to the enforcement of the Loan Documents, including this Agreement, and (c) the Lender shall be entitled to the rights, remedies and benefits provided for in the Loan Documents and applicable law.

Acknowledgment of Defaults. Borrower hereby acknowledges, confirms and agrees that the Existing Events of Default have occurred and are continuing and, subject to Section 3.1 of this Agreement, entitles the Lender to exercise its rights and remedies under the Note and the Security Agreement, applicable law or otherwise, and that the Lender has not waived any such Existing Events of Default and nothing contained in this Agreement or the transactions contemplated hereby constitute such a waiver. Borrower hereby waives the right to contest the occurrence, existence, accuracy or materiality of the Existing Events of Default.

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Forbearance; No Waiver; Reservation of Rights

Forbearance.

In reliance upon the representations, warranties and covenants of Borrower in this Agreement, and subject to the terms and conditions of this Agreement and any documents or instruments executed in connection herewith, the Lender agrees to the Forbearance.

Upon the Forbearance Termination Date, the Forbearance and the agreement of the Lender to forbear pursuant to this Agreement shall terminate automatically and without any further action or notice, it being expressly agreed that the effect of such termination or expiration permits the Lender to immediately exercise any and all rights and remedies available to it, including without limitation, accelerating the Secured Obligations (to the extent not previously accelerated), and exercising rights with respect to and foreclosing upon the Collateral or any other collateral, subject to the terms of the Security Agreement.

No Waivers; Reservation of Rights.

The Lender has not waived, and by this Agreement, is not waiving, the Existing Events of Default or any other Events of Default that may exist or be continuing on the Agreement Date or that may occur after the Agreement Date, and the Lender has not agreed to forbear with respect to any of its rights or remedies concerning any Events of Default (other than, during the Forbearance Period, the Existing Events of Default to the extent expressly set forth herein) that may have occurred or are continuing as of the Agreement Date or which may occur after the Agreement Date.

Subject to Section 3.1 of this Agreement (solely with respect to the Existing Events of Default), the Lender reserves the right, in its discretion, to exercise any or all of its rights and remedies under the Loan Documents as a result of any Events of Default which may be continuing on the Agreement Date or any Event of Default that may occur after the Agreement Date, and the Lender has not waived any of such rights or remedies, and nothing in this Agreement, and no delay on its part in exercising any such rights or remedies, should be construed as a waiver of any such rights or remedies.

Agreements and Supplementary Provisions

Performance. Borrower hereby agrees to perform all Secured Obligations under the Note and the Security Agreement, subject to the terms of this Agreement.

Release.

In consideration of the agreements of the Lender contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Borrower, on behalf of itself and its successors, assigns and other legal representatives (Borrower and all such other persons being hereinafter referred to collectively as “Releasors” and individually as a “Releasor”), hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges each of the Lender, and its successors and assigns, and its present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees and other representatives (the Lender and all such other persons being hereinafter referred to collectively as “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever (individually, a “Claim” and collectively, “Claims”) of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which Releasors may now or hereafter own, hold, have or claim to have against Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the Effective Date, for or on account of, or in relation to, or in any way in connection with any of the Note or the Security Agreement, or transactions thereunder or related thereto.

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It is the intention of Borrower that this Agreement and the release set forth above shall constitute a full and final accord and satisfaction of all claims that it may have or hereafter be deemed to have against Releasees as set forth herein. In furtherance of this intention, Borrower, on behalf of itself and each other Releasor, expressly waives any statutory or common law provision that would otherwise prevent the release set forth above from extending to claims that are not currently known or suspected to exist in any Releasor’s favor at the time of executing this Agreement and which, if known by Releasors, might have materially affected the agreement as provided for hereunder. Borrower, on behalf of itself and each other Releasor, acknowledges that it is familiar with Section 1542 of California Civil Code:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

Borrower, on behalf of itself and each other Releasor, waives and releases any rights or benefits that it may have under Section 1542 to the full extent that it may lawfully waive such rights and benefits, and Borrower, on behalf of itself and each other Releasor, acknowledges that it understands the significance and consequences of the waiver of the provisions of Section 1542 and that it has been advised by its attorney as to the significance and consequences of this waiver.

   1.1.1        Borrower understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

   1.1.2        Borrower agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth above.

1.2              Covenant Not to Sue. Borrower, on behalf of itself and its successors, assigns and other legal representatives, hereby absolutely, unconditionally and irrevocably, covenants and agrees with and in favor of each Releasee that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Releasee on the basis of any Claim released, remised and discharged by Borrower pursuant to Section 4.2 above. If Borrower or any of its successors, assigns or other legal representatives violates the foregoing covenant, Borrower, for itself and each other Releasor, agrees to pay, in addition to such other damages as any Releasee may sustain as a result of such violation, all attorneys’ fees and costs incurred by any Releasee as a result of such violation.

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2.                    Representations and Warranties. To induce Forest and the Lender to enter into this Agreement, Borrower hereby represents and warrants as follows:

2.1             Except for the Existing Events of, after giving effect to this Agreement, Borrower is in compliance with all of the terms and provisions set forth in the Note and the Security Agreement on its part to be observed or performed, and no Event of Default has occurred and is continuing.

2.2              Except with respect to the Existing Events of Default, each of the representations and warranties in Section 4 of the Security Agreement shall be true and correct in all material respects on and as of the Agreement Date, except to the extent any such representation and warranty expressly relates to an earlier date, in which case such representation and warranty shall be true and correct in all material respects as of such earlier date.

2.3              The execution, delivery and performance by Borrower of this Agreement:

   2.3.1        are within its corporate power, as applicable;

   2.3.2        have been duly authorized by all necessary corporate action;

   2.3.3        do not and will not (A) contravene its certificate of incorporation or bylaws, (B) violate any applicable requirement of law or any order or decree of any governmental authority or arbitrator applicable to it, (C) conflict with or result in the breach of, or constitute a default under, or result in or permit the termination or acceleration of, any contractual obligation of Borrower, or (D) result in the creation or imposition of any lien or encumbrance upon any of the property of Borrower; and

   2.3.4        do not and will not require the consent of, authorization by, approval of, notice to, or filing or registration with, any governmental authority or any other person.

2.4              This Agreement has been duly executed and delivered by Borrower. Each of this Agreement and the other Loan Documents constitutes a legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, concepts of reasonableness, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

3.                    Effectiveness. Notwithstanding the Agreement Date, this Agreement shall be deemed effective as of December 31, 2012 (the “Effective Date”).

4.                    Provisions of General Application

4.1              Effect of this Agreement. Except as modified pursuant hereto, no other changes or modifications to the Note or the Security Agreement are intended or implied and in all other respects such Loan Documents are hereby specifically ratified, restated and confirmed by all parties hereto as of the Agreement Date. To the extent of conflict between the terms of this Agreement and the other Loan Documents, the terms of this Agreement shall control.

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4.2              Further Assurances. The parties hereto shall execute and deliver such additional documents and take such additional reasonable action as may be necessary or desirable to effectuate the provisions and purposes of this Agreement.

4.3              Successor and Assigns. This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

4.4              Severability. Any provision of this Agreement held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Agreement.

4.5              Reviewed by Attorneys. Borrower represents and warrants to Forest and the Lender that it (a) understands fully the terms of this Agreement and the consequences of the execution and delivery of this Agreement, (b) has been afforded an opportunity to have this Agreement reviewed by, and to discuss this Agreement and document executed in connection herewith with, such attorneys and other persons as Borrower may wish, and (c) has entered into this Agreement and executed and delivered all documents in connection herewith of its own free will and accord and without threat, duress or other coercion of any kind by any person. The parties hereto acknowledge and agree that neither this Agreement nor the other documents executed pursuant hereto shall be construed more favorably in favor of one than the other based upon which party drafted the same, it being acknowledged that all parties hereto contributed substantially to the negotiation and preparation of this Agreement and the other documents executed pursuant hereto or in connection herewith.

4.6              Governing Law. In all respects, including all matters of construction, validity and performance, this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware applicable to contracts made and performed in such state, without regard to the principles thereof regarding conflict of laws, except to the extent that the UCC provides for the application of the law of another state.

4.7              Counterparts. This Agreement may be executed in counterparts and by facsimile signatures, any one of which need not contain the signatures of more than one party hereto and each of which shall be an original, but all such counterparts taken together shall constitute one and the same instrument. The exchange of copies of this Agreement or amendments hereto and of signature pages by facsimile transmission or by e-mail transmission in portable digital format (or similar format) shall constitute effective execution and delivery of such instrument(s) as to the parties hereto and may be used in lieu of the original Agreement or amendment for all purposes. Signatures of the parties hereto transmitted by facsimile or by e-mail transmission in portable digital format (or similar format) shall be deemed to be their original signatures for all purposes.

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IN WITNESS WHEREOF, this Agreement is executed and delivered as of the Agreement Date.

Transgenomic, Inc.,
as Borrower

By:	/s/ Mark P Colonnese
Name:	Mark P Colonnese
Title:	Executive Vice President

Dogwood pharmaceuticals, Inc.
as Lender

By:	/s/ Rita Weinberger
Name:	Rita Weinberger
Title:	Secretary

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